UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was distributed to employees of Norfolk Southern Corporation on March 20, 2024.

Team:

We have been hard at work preparing to solicit votes from our shareholders in support of our slate of board of directors candidates. As you know, one of our shareholders, Ancora, has nominated their own slate of director candidates for election to the Norfolk Southern board of directors at our Annual Meeting and has called for changes to our management team.

We issued a press release, which includes a letter we are sending to our shareholders. In conjunction with the press release, we filed our proxy statement that announced that our Annual Meeting of Shareholders is scheduled for May 9, 2024.

Leading up to our Annual Meeting, we will be focused on soliciting shareholder support for Norfolk Southern’s 13 board nominees. Here’s what you should know, and how you can help:

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A proxy statement includes key information that shareholders need to know as they make their voting decisions, including highlights of our strategic progress and background on our highly qualified and experienced board nominees.

•	If you own shares of Norfolk Southern, you will receive the letter and proxy statement as well as other materials we will send to shareholders over the coming weeks.

•	Like all shareholders, we encourage you to vote on our WHITE proxy card ONLY FOR Norfolk Southern’s 13 nominees ahead of the Annual Meeting to support our board and management team.

•	Discard any blue materials you may receive from Ancora.

•	If you have any questions or require any assistance with voting your shares, please call Innisfree M&A Incorporated, Norfolk Southern’s proxy solicitor, toll-free at (877) 750-9496.

•	For more information related to our Annual Meeting, please visit www.VoteNorfolkSouthern.com.

To the entire Norfolk Southern team, I want to say how proud I am of the considerable progress we have made together. Thanks to your resilience and hard work, we have overcome significant challenges. We are executing on our balanced strategy, delivering safer and more reliable service, and continuously improving productivity. Our strategy is taking hold. We are driving our momentum forward in 2024 with a more fluid, stable network positioned to improve productivity and win business.

You are proving every day that our strategy is the right way forward for our team, our customers, and our shareholders.

We are counting on you to remain focused on what you do best – making a safe railroad even safer and providing best-in-class service to our customers.

Sincerely,

Alan

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Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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